UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 28, 2009
VISTEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (800)-VISTEON
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 — FINANCIAL INFORMATION
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On January 28, 2009, Visteon Corporation (the “Company”) drew $30 million under its Credit Agreement, dated as of August 14, 2006 (as amended, modified, renewed or extended from time to time, the “Credit Agreement’), among the Company, certain subsidiaries of the Company from time to time party thereto, and a syndicate of financial institutions, including JPMorgan Chase Bank, N.A., as administrative agent, Citicorp USA, Inc., as syndication agent, and Bank of America, NA, Sumitomo Mitsui Banking Corporation, New York and Wachovia Capital Finance Corporation (Central), as documentation agents, which provides for up to $350 million in secured revolving loans. This borrowing bears interest at a rate per annum of 200 basis points over LIBOR (approximately 1.2% at date of borrowing) and is due April 28, 2009. To date, the Company has borrowed a total of $105 million under the Credit Agreement and had $64 million of outstanding letters of credit issued thereunder, representing substantially all of the availability under the Credit Agreement at this time.
     The material terms of the Credit Agreement are described in the Company’s Current Reports on Form 8-K dated August 18, 2006, December 1, 2006 and April 16, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION
Date: February 3, 2009	By:	/s/ William G. Quigley III
William G. Quigley III
Executive Vice President and Chief Financial Officer